Exhibit 99.1
7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Prices Public Offering of 6.375% Series D
Cumulative Redeemable Preferred Shares

Bethesda, MD, June 2, 2016 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) announced that it has priced an underwritten public offering of 5,000,000 shares of its 6.375% Series D Cumulative Redeemable Preferred Shares at a public offering price of $25.00 per share, for net proceeds of approximately $120.9 million, after deducting the underwriting discount and other estimated offering costs. The offering is expected to close on June 9, 2016, subject to customary closing conditions.

The Company will contribute the net proceeds from the sale of the shares to its operating partnership. The operating partnership will use the net proceeds to reduce amounts outstanding under the Company’s senior unsecured revolving credit facility and for general corporate purposes, which may include repurchasing the Company’s common shares.
BofA Merrill Lynch, Raymond James and Wells Fargo Securities are the joint book-running managers of the offering. Baird, Citigroup, Jefferies and Stifel are acting as co-managers.

Copies of the final prospectus supplement (when available) and base prospectus relating to the shares may be obtained by contacting Merrill Lynch, Pierce, Fenner and Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@baml.com, telephone: 1-800-294-1322; Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, email: prospectus@raymondjames.com, telephone: 1-800-248-8863; Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, email: wfscustomerservice@wellsfargo.com, telephone: 1-800-645-3751. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 35 hotels, including 29 wholly owned hotels with a total of 7,235 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Atlanta (Buckhead), Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Stevenson, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Investors should not place undue reliance upon forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on the SEC’s website at www.sec.gov.

All information in this press release is as of June 2, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contact:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
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www.pebblebrookhotels.com